Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value	Other(2)	9,786,168(3)	$6.69(2)	$65,469,464(2)	$110.20 per $1,000,000	$7,214.74(2)
Fees to Be Paid	Equity	Common Shares, without par value	Other(4)	6,336,981(5)	$10.28(4)	$65,144,165(4)	$110.20 per $1,000,000	$7,178.89(4)
Fees to Be Paid	Equity	Common Share Purchase Warrants	Other(6)	5,666,667(7)	N/A(6)	N/A(6)	$110.20 per $1,000,000	N/A(6)
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$130,613,629		$14,393.63
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$14,393.63

(1) Represents the common shares, without par value (“Common Shares”), and Common Share purchase warrants (the “NioCorp Assumed Warrants”) of NioCorp Developments Ltd. (the “Company”) that will be offered for sale by the selling shareholders (the “Selling Shareholders”) named in the prospectus that forms a part of the Company’s registration statement on Form S-3 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Common Shares being registered under the Registration Statement include such indeterminate number of additional Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the Common Shares being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Shares registered under the Registration Statement all Common Shares are combined by a reverse stock split into a lesser number of Common Shares, the number of undistributed Common Shares covered by the Registration Statement shall be proportionately reduced.

(2) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Shares as of April 10, 2023 as quoted on The Nasdaq Global Market of $6.69.

(3) Includes (a) 83,770 Common Shares that are issued and outstanding and were issued to a Selling Shareholder, BTIG, LLC; (b) up to 4,565,808 Common Shares issuable upon exchange of shares of Class B common stock of Elk Creek Resources Corp. (formerly known as GX Acquisition Corp. II), a Delaware corporation and an indirect, majority-owned subsidiary of the Company (“ECRC”), that are vested as of the date hereof; (c) up to 1,695,798 Common Shares issuable upon exchange of shares of Class B common stock of ECRC that will vest in connection with the Tranche I Earnout (as defined in the prospectus contained in the Registration Statement); (d) up to 1,695,798 Common Shares issuable upon exchange of shares of Class B common stock of ECRC that will vest in connection with the Tranche II Earnout (as defined in the prospectus contained in the Registration Statement); and (e) 1,744,994 Common Shares that are issued and outstanding and were issued to certain executive officers of the Company, who are Selling Shareholders.

(4) Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee with respect to the Common Shares issuable upon exercise of the NioCorp Assumed Warrants being registered under the Registration Statement, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of the NioCorp Assumed Warrants of $11.50 per 1.11829212 Common Shares, or approximately $10.28 per one Common Share, after rounding down to the nearest whole cent.

(5) Represents 6,336,981 Common Shares issuable upon the exercise of the NioCorp Assumed Warrants being registered under the Registration Statement.

(6) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee with respect to the NioCorp Assumed Warrants being registered under the Registration Statement is required.

(7) Represents 5,666,667 NioCorp Assumed Warrants held by certain of the Selling Shareholders.